UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2008

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

SOUTH DAKOTA	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 22nd Avenue, Brookings, SD	57006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 696-7200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11. 2008, the Board of Directors of VeraSun Energy Corporation (the “Company”) appointed Bryan D. Meier as Vice President, Finance and Chief Accounting Officer, replacing the Company’s current Chief Accounting Officer, Danny C. Herron, who will remain the Company’s President and Chief Financial Officer.

Mr. Meier, 46, joined the Company in May 2007 as Vice President and Controller with more than 20 years of financial executive experience with publicly-traded companies. Prior to joining the Company, Mr. Meier spent six years as the Vice President, Corporate Controller with Viasystems Group, Inc., a global manufacturer of printed circuit boards and an electro mechanical service provider. He was a member of the senior management team and responsible for global finance and all aspects of that company’s finance and accounting procedures. Mr. Meier earned a bachelor’s degree in Business Administration, Accounting and Finance from the University of Missouri.

Mr. Meier’s compensation consists of base salary, an annual cash bonus under the Company’s bonus plan, and participation in the Company’s long term incentive plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: March 14, 2008
/s/ Danny C. Herron
Danny C. Herron
President and Chief Financial Officer